UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2019

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	MGTI	OTCQB

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2019, MGT Capital Investments, Inc. (the “Company”), N 4th Street LLC (the “Service Provider”), and Bit5ive LLC (the “Operator”) entered into a profit sharing agreement, effective as of May 10, 2019, relating to the generation of Bitcoin mining revenues at a facility located in Coshocton, Ohio (the “Facility”) for a term that is the earlier of (i) two years, or (ii) when the parties determine that the Bitcoin mining business at the Facility is uneconomic (the “Agreement”).

Under the terms of the Agreement, the Company agreed to provide the necessary hardware to conduct Bitcoin mining at the Facility. In addition, the Company is required to deliver a security deposit in the amount of $240,000 to the Service Provider (the “Security Deposit”). The Service Provider agreed, among other things, to provide necessary hosting capacity, equipment, infrastructure and electricity to operate the mining hardware at the Facility. The Operator agreed, among other things, to and maintain the Facility in accordance with prudent industry standards (as defined in the Agreement) and to maintain the hardware.

The Service Provider is required to disburse on a monthly basis: (i) the total electricity costs to the utility provider; (ii) 10% of Gross Profits (as defined in the Agreement) to the Operator; (iii) the Net Profits (as defined in the Agreement) such that 10% of all Gross Profits shall be paid to the Company, 40% of all Gross Profits shall be paid to Service Provider, and 40% of all Gross Profits will be paid into the Security Deposit account until such time as the Security Deposit is paid in full; and (iv) subsequent to the satisfaction of the Security Deposit, Net Profits equally between the Company and the Service Provider.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019, Stephen Schaeffer, our Chief Operating Officer, resigned from office effective as of May 10, 2019.

In connection with his resignation, Mr. Schaeffer and the Company entered into a resignation and release agreement dated May 13, 2019 (the “Resignation Agreement”), pursuant to which Mr. Schaeffer’s Executive Employment Agreement, dated August 15, 2017 was terminated. The Resignation Agreement provides that Mr. Schaeffer will be paid a lump sum of $100,000, net of appropriate payroll and withholding deductions. In addition, the Resignation Agreement provides for the immediate vesting of 440,000 shares of common stock previously granted to Mr. Schaeffer under the Company’s 2016 Stock Equity Plan and for Company-paid COBRA health insurance coverage.

The foregoing description of the Resignation Agreement is not complete and is qualified in its entirety by reference to the full text of the Resignation Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 14, 2019, the Company issued a letter to its shareholders providing an update with respect to the Company’s operations. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Item 8.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Item 8.01 of this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

This Item 8.01 of this Current Report on Form 8-K and exhibits may contain types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. The Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Agreement, effective as of May 1, 2019, by and among MGT Capital Investments, Inc., N 4th Street LLC, and Bit5ive LLC.
10.2	Resignation and Release Agreement, dated May 13, 2019, by and between Stephen Schaeffer and MGT Capital Investments, Inc.
99.1.	Press Release, dated May 14, 2019

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date: May 14, 2019	By:	/s/ Robert S. Lowrey
	Name:	Robert S. Lowrey
	Title:	Chief Financial Officer